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                                                                    EXHIBIT 11.1



                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                             December 31,    December 31,
                                                    1999            1998
                                             -----------     -----------
Net income (loss) in                             $(1,089)        $    64
thousands
                                                 =======         =======
Weighted average common                           11,641          11,500
shares outstanding
Additional shares for options                          _               _
and warrants outstanding
under treasury-stock method
                                                 -------         -------
                                                  11,641          11,500
                                                 =======         =======
                                                 $ ( .09)        $   .01
                                                 =======         =======